                                                                   Exhibit 10.20
                           C. D. SMITH DRUG COMPANY
                           ------------------------

                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------

                        AMENDMENT DATED OCTOBER 1, 1996
                        -------------------------------

     THIS AGREEMENT, made and entered into as of October 1, 1996, by and between
C. D. SMITH DRUG COMPANY, (hereinafter called the "Company"), and GEORGE K. BAUM TRUST COMPANY, (hereinafter called the "Trustee"):

     WITNESSETH:

     WHEREAS, the Company and Trust heretofore entered into an employees stock ownership plan, it is desirable to amend the plan in certain respects.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, it is hereby agreed by and between the parties as follows:

Section 1: The entire Article VI is amended to remove provisions applicable to the 401(k) assets which were previously included as a part of this trust, to add an option for Participants who were employed prior to January 1, 1994, and effectuate other minor changes, to read as follows:

         ARTICLE VI - TIME AND METHOD OF PAYMENT OF BENEFITS

     6.01 Time and Payment of Accrued Benefit. Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500 and the Participant has not attained the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. For all purposes of this Article VI, the term "Annuity Starting Date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. A Distribution Date under this
Article VI, unless otherwise specified within the Plan, is the 60th day of the Plan year, or as soon as administratively practicable following a distribution date. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution, exceeds $3,500, the Advisory Committee must treat that present value as exceeding $3,500 for purposes of all subsequent Plan distribution to the Participant.

     (A)  Separation from Service For a Reason Other Than Death.

     (1) Participant's Nonforfeitable Accrued Benefit Not Exceeding $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum as soon as administratively practicable following the close of the Plan Year in which the Participant's Separation from Service occurs, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age. If the Participant is partially-vested in his Accrued Benefit, the distribution described in the preceding sentence may not occur earlier than the date the Participant incurs a Forfeiture Break in Service, subject to the requirement to make distribution no later than the 60th day following the Participant's attainment of Normal Retirement Age.

     (2) Participant's Nonforfeitable Accrued Benefit Exceeds $3,500. If the Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to commence distribution of the Participant's Nonforfeitable Accrued Benefit in a form and at the time elected by the Participant, pursuant to Section 6.03 and Section 6.05 (as to distributions of Employer Securities). In the absence of an election by the Participant, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04), on the 60th day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age; (b) the Participant attains age 62; or (c) the Participant's Separation from Service.

     (3) Disability. If the Participant's Separation from Service is because of his disability, the Advisory Committee will direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in lump sum, as soon as administratively feasible after the Participant's Separation from Service, subject to the notice and consent requirements of this Article VI and to the applicable mandatory commencement dates described in Paragraph (1) or in Paragraph (2).

(B) Required Beginning Date. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Advisory Committee instead must direct the Trustee to make distribution on the Participant's Required Beginning Date. A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. However, if the Participant, prior to incurring a Separation from Service, attained age 70 1/2 by January 1, 1988, and, for the five Plan Year period ending in the calendar year in which he attained age 70 1/2 and for all subsequent years, the Participant was not a more than 5% owner, the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than 5% owner. Furthermore, if a Participant who was not a more than 5% owner attained age 70 1/2 during 1988 and did not incur a Separation from Service prior to January 1, 1989, his Required Beginning Date is April 1, 1990. A mandatory distribution at the Participant's Required

Beginning Date will be in lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04) unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

(C) Death of the Participant. The Advisory Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death. Subject to the requirements of
Section 6.04, the Advisory Committee will determine the death benefit by reducing the Participant's Nonforfeitable Accrued Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan.

     (1) Deceased Participant's Nonforfeitable Accrued Benefit Does Not Exceed $3,500. The Advisory Committee, subject to the requirements of Section 6.04, must direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit in a single cash sum, as soon as administratively practicable following the Participant's death or, if later, the date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

     (2) Deceased Participant's Nonforfeitable Accrued Benefit Exceeds $3,500. The Advisory Committee will direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or, if applicable by the Beneficiary, as permitted under this Article VI. In the absence of an election, subject to the requirements of Section 6.04, the Advisory Committee will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum on the first distribution date following the close of the Plan Year in which the Participant's death occurs or, if later, the first distribution date following the date the Advisory Committee receives notification of our otherwise confirms the Participant's death.

     If the death benefit is payable in full to the Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 6.01(C), may elect distribution at any time or in any form (other than a joint and survivor annuity) this Article VI would permit for a Participant.

(D) Default on a Loan. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan treats the default as a distributable event. The Trustee, at the time of the default, will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

     6.02 Method of Payment of Accrued Benefit. Subject to the annuity distribution requirements, if any, prescribed by Section 6.04, and any restrictions prescribed by Section 6.03, a

Participant or Beneficiary may elect distribution as follows, subject to Section 10.08, and the other applicable rules herein:

     (i) If the Participant's benefit is $3,500 or less, the Trustee will pay the entire benefit in cash in one lump sum payment as soon as administratively practicable after the first day of the third month of the Plan Year following the Plan Year in which the Participant separates from service.

     (ii) If the Participant's benefit is greater than $3,500, upon the Participant's written consent, the Trustee will pay the benefit in five substantially equal annual installments beginning as soon as administratively practicable after the first day of the sixth Plan Year following the Plan Year in which the Participant separates from service, pursuant to Section 6.05.

          Special Option for Participants Employed Prior to January 1, 1994:
          Each Participant whose original date of employment was prior to January 1, 1994, and whose Nonforfeitable Accrued Benefit exceeds $3,500, may elect to have the Trustee distribute his entire benefit, in one cash payment, as soon as administratively feasible following his Separation from Service. Any Participant who elects this special option and whose account receives an allocation of the Employer's contribution for the plan year in which he separates from service, shall receive an additional distribution of such additional allocation in the first plan year following his separation from service. If this special option is not elected, distribution to such Participant shall be paid pursuant to Section 6.05.

     The Employer retains the discretion to eliminate, with respect to all participants, either the lump sum or installment distribution options provided in this Section 6.02.

     The distribution options permitted under this Section 6.02 are available only if the present value of the Participant Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500. To facilitate installment payments under this Article VI, the Advisory Committee may direct the Trustee to segregate all or any part of the Participant's Accrued Benefit in a separate Account. The Trustee will invest the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. A Participant or Beneficiary may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. Under an installment distribution, the Participant or Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Nonforfeitable Benefit, subject to the requirements of Section 6.04.

(A) Minimum Distribution Requirements for Participants. The Advisory Committee may not direct the Trusteee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the

Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code (S)401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII, subject to the requirements of the Code (S)401(a)(9) regulations). The Advisory Committee will increase the Participant's Nonforfeitable Accrued Benefit, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Advisory Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Advisory Committee must use the unisex life expectancy multiples under Treas. Reg.
(S)1.72-9. The Advisory Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Advisory Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

     If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Advisory Committee direction) may not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, the Plan must satisfy the Minimum Distribution Incidental Benefit ("MDIB") requirement in the Treasury regulations issued under Code (S)401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

     The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date occurs, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code (S)401(a)(9) and the applicable Treasury regulations.

(B) Minimum Distribution Requirements for Beneficiaries. The method of distribution to the Participant's Beneficiary must satisfy Code (S)401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date or, if earlier, the date the Participant commences an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, and the Participant had not commenced an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary, subject to Section 6.04, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) 5 years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Advisory Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. (S)1.72-9 for purposes of applying this paragraph. The Advisory Committee, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Advisory Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

     6.03 Benefit Payment Elections. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Advisory Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains the later of Normal Retirement Age or age 62.

     If a Participant or Beneficiary makes an election prescribed by this
Section 6.03, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of Section
6.02 and of Section 6.04. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election with the Advisory Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

(A) Participant Elections After Separation from Service. Distributions of Employer Securities shall be made pursuant to Sections 6.02 and 6.05 and the other applicable rules herein. In addition, the Participant may elect to have the Trustee commence distribution as of any distribution date following his attainment of the normal retirement age of 65. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date, but not earlier than the date described in the first sentence of this Paragraph (A). Following his attainment of Normal Retirement Age, a Participant who has separated from Service may elect distribution as of any distribution date, irrespective of the restrictions otherwise applicable under this Section 6.03(A).If the Participant is partially-vested in his Accrued Benefit, the Participant's earliest distribution date under this Paragraph (A) is the first distribution date after the Participant incurs a Forfeiture Break in Service (as defined in Section 5.08).

(B) Participant Elections Prior to Separation From Service. During his employment with the Employer, the Participant does not have any right to commence distribution of his Nonforfeitable Accrued Benefit for any reason, unless required by Section 6.01(B).

(C) Death Benefit Elections. If the present value of the deceased Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant's Beneficiary may elect to have the Trustee distribute the Participant's Nonforfeitable Accrued Benefit in a form and within a period permitted under Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

     6.04 Annuity Distributions to Participants and Surviving Spouses. The joint and survivor annuity requirements of the Code do not apply to this Plan. The Plan does not provide any life annuity distributions to Participants. A transfer agreement described in Section 13.05 may not permit a plan which is subject to the provisions of Code (S)417 to transfer assets to this Plan.

     6.05 Special Distribution and Payment Requirements. Unless the Participant elects in writing to have the Trustee apply other distribution provisions of the Plan, or unless other distribution provisions of the Plan require earlier distribution of the Participant's Accrued Benefit, the Trustee must distribute the portion of the Participant's Accrued Benefit attributable to Employer Securities (the "Eligible Portion") no later than the time prescribed by this Section 6.05, irrespective of any other provision of the Plan. The distribution provisions of this Section 6.05 are subject to the consent and other requirements of Articles V and VI of the Plan. But, for purposes of this
Section 6.05, Employer Securities do not include any Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the borrower repays the Exempt Loan in full.

     (a) If the Participant separates from Service by reason of the attainment of Normal Retirement Age, death, or disability, the Advisory Committee will direct the Trustee to commence distribution of the Eligible Portion not later than one year after the close of the Plan Year in which the applicable event occurs.

     (b) If the Participant separates from Service for any reason other than by reason of the attainment of Normal Retirement Age, death or disability, the Advisory Committee will direct the Trustee to commence distribution for the Eligible Portion not later than one year after the close of the fifth Plan Year following the Plan year in which the Participant separated from Service. If the Participant resumes employment with the Employer on or before the last day of the fifth Plan year following the Plan year of his separation from Service, the mandatory distribution provisions of this paragraph (b) do not apply.

     (c) The Advisory Committee will direct the Trustee to make distributions required under this Section 6.05 over a period not exceeding five years.
     If a Participant's Eligible Portion exceeds $500,000, the maximum payment period, subject to a contrary election by the Participant for a longer payment period, is five years plus one additional year (but no more than five additional years) for each $100,000 (or fraction of $100,000) by which the Eligible Portion exceeds $500,000, as indexed by the applicable cost of living adjustment. The Advisory Committee will apply this Section 6.05 by adjusting the $500,000 and $100,000 limitations by the adjustment factor prescribed by the Secretary of the Treasury under Code (S)415(d). In no event will the distribution period exceed the period permitted under
     Section 6.02 of the Plan.

     6.06  [Reserved].

     6.07 Distributions under Domestic Relations Orders. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory Committee, from complying with the provisions of a Qualified Domestic Relations Order (as defined in Code (S)414(p)). The Plan specifically does not permit distribution to an alternate payee under a qualified domestic relations order prior to the Participant's attainment of earliest retirement age (as defined under Code (S)414(p)) under the Plan. Nothing in this Section 6.07 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

     The Advisory Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Advisory Committee promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Advisory Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Advisory Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

     If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Advisory Committee is making its determination of the qualified status of the domestic relations order, the Advisory Committee must make a separate accounting of the amounts payable. If the Advisory Committee determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Advisory Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Advisory Committee does not make its determination of the qualified status of the order within the 18-month determination period, the Advisory Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Advisory Committee later determines the order is a qualified domestic relations order.

     To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section
6.07 by separate benefit checks or other separate distribution to the alternate payee(s).

               * * * * * * * * * * * * * * * * * * * * * * * * *

Section 2. The first sentence of Section 8.10, which was previously amended on October 1, 1992, is amended to read as follows:

     8.10 Account Diversification. Except as provided in this Section 8.10, a Participant does not have the right to direct the Trustee with respect to the investment or reinvestment of the assets comprising the Participant's individual Account.

               * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Section 3. The new Section 8.11 which was added by amendment dated October 1, 1992, is hereby deleted in its entirety.

           * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Section 4. The above amendments to the plan document shall be effective as of the plan year beginning January 1, 1996.

          The Company and the Trustee hereby agree to the provisions of this amendment and, in witness of their agreement, the Company and the Trustee have signified their acceptance, as of October 1, 1996.

                              C. D. SMITH DRUG COMPANY

                              By: /s/ Robert C. Farley
                                 -----------------------------------

                                "EMPLOYER"


                                 GEORGE K. BAUM TRUST COMPANY

                              By: /s/ Stephen W. Crider
                                 -----------------------------------
                                 Stephen W. Crider
                                 President

                                 "TRUSTEE"